Exhibit 99.2

ARPS DAIRY, INC.

Q3 2025 FINANCIAL STATEMENTS

(Unaudited)

INDEX TO FINANCIAL STATEMENTS

ARPS DAIRY, INC.

(Unaudited)

ARPS DAIRY, INC.

CONDENSED BALANCE SHEETS

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$76,558	$17,206
Trade accounts receivable, net of allowance for bad debts of $49,500 and $0 at September 30, 2025 and December 31, 2024	1,114,841	1,704,536
Inventory	182,528	453,098
Prepaid expenses and other current assets	35,044	71,092

TOTAL CURRENT ASSETS	1,408,971	2,245,932

PROPERTY AND EQUIPMENT, net	6,870,361	5,183,836

OTHER ASSETS	9,310	10,241

	$8,288,642	$7,440,009

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$800,000	$905,995
Current portion of long-term debt	3,548,301	2,989,471
Accounts payable - trade	715,322	1,011,961
Accounts payable – construction in progress	1,782,084	-
Accrued liabilities	130,324	115,299

TOTAL CURRENT LIABILITIES	6,976,031	5,022,726

LONG-TERM DEBT, less current portion	68,922	173,847

STOCKHOLDERS’ EQUITY
Common stock, 1,000 shares authorized and 580 shares issued and outstanding	63,850	63,850
Additional paid in capital	662,260	662,260
Retained earnings	517,579	1,517,326
	1,243,689	2,243,436

	$8,288,642	$7,440,009

See accompanying notes.

ARPS DAIRY, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the nine months ended September 30, 2025	For the nine months ended September 30, 2024
SALES	$13,194,907	$16,427,122

COST OF SALES	13,513,154	15,284,403

GROSS PROFIT (LOSS)	(318,247)	1,142,719

SELLING, DELIVERY AND ADMINISTRATIVE EXPENSE	643,396	1,146,102

OPERATING LOSS	(961,643)	(3,383)

OTHER INCOME (EXPENSE)
Gain on asset disposal	7,528	-
Gain on extinguishment of debt	78,131	-
Rental income	-	90,396
Interest expense	(127,920)	(55,749)
Miscellaneous income	4,157	689
	(38,104)	35,336

NET INCOME (LOSS)	$(999,747)	$31,953

See accompanying notes.

ARPS DAIRY, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Common	Additional	Retained
	Stock	Paid-in Capital	Earnings
Balance, January 1, 2024	$63,850	$662,260	$2,042,976

Net Income	-	-	31,953

Balance, September 30, 2024	$63,850	$662,260	$2,074,929

	Common	Additional	Retained
	Stock	Paid-in Capital	Earnings
Balance, January 1, 2025	$63,850	$662,260	$1,517,326

Net Loss	-	-	(999,747)

Balance, September 30, 2025	$63,850	$662,260	$517,579

See accompanying notes.

ARPS DAIRY, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended September 30, 2025	For the nine months ended September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(999,747)	$31,953
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	125,160	183,272
Gain on asset disposal	(7,528)	(5,000)
Gain on extinguishment of debt	(78,131)	-
Rental income	-	(90,396)
Rental expense	-	135,000
Changes in assets and liabilities
Trade accounts receivable	589,695	(1,303,345)
Inventory	270,570	(7,754)
Prepaid expenses	36,979	(5,577)
Accounts payable - trade	(296,639)	312,281
Accrued liabilities	15,025	35,541
NET CASH USED BY OPERATING ACTIVITIES	(344,616)	(714,025)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(73,479)	(703,302)
Capitalized interest	(90,277)	(12,595)
Proceeds from sale of property and equipment	141,683	5,000
NET CASH USED BY INVESTING ACTIVITIES	(22,073)	(710,897)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowing (repayment) of line of credit	(105,995)	804,820
Proceeds from stockholder advances	800,000	-
Proceeds from borrowing	-	476,716
Repayment of debt	(267,964)	(58,692)
Distributions paid	-	(219,126)
NET CASH PROVIDED BY FINANCING ACTIVITIES	426,041	1,003,718

NET INCREASE (DECREASE) IN CASH	59,352	(421,204)

CASH AT BEGINNING OF PERIOD	17,206	429,165

CASH AT END OF PERIOD	$76,558	$7,961

See accompanying notes.

ARPS DAIRY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company is a processor of dairy and beverage products including fluid milk, ice cream mix, cottage cheese, sour cream, and chip dip primarily in Northwest Ohio, Southeast Michigan, and Northeast Indiana.

Revenue Recognition

Revenues are derived primarily from the sale of bulk fluid milk and other dairy products. The Company recognizes revenue from these contracts at a point in time when control of these products is transferred to its customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products. The Company does not have any significant financing components as payment is received shortly after the point of sale. Costs incurred to obtain a contract, if any, will be expensed as incurred as the amortization period is less than a year.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and generally due within 14 days of the issuance of the invoice to the customer. Past due accounts over 30, 60, and 90 days are monitored regularly and evaluated by management as to collectability. Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company performs on-going credit evaluations of its customers and generally requires no collateral for its trade accounts receivable. The allowance for expected credit losses was $49,500 as of September 30, 2025. There was no allowance for expected credit losses as of December 31, 2024.

Inventory Valuation

The Company’s inventory is valued at the lower of cost (first-in, first-out) or net realizable value.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided primarily using the straight-line method at rates over the estimated useful lives of the depreciable assets. The following table represents the range of estimated useful lives by major class of depreciable assets:

Estimated Useful
Lives in Years
Buildings and improvements	7 to 40
Machinery and equipment	5 to 12
Office equipment and software	3 to 10
Vehicles	3 to 7

Leases - Lessee

The Company accounts for leases in accordance with FASB ASC 842. Leases are evaluated using the criteria outlined in FASB ASC 842 to determine whether they will be classified as operating leases or finance leases. The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when terms of an existing contract are changed. The Company determines if an arrangement conveys the right to use an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset. The Company recognizes a lease liability and right of use (ROU) asset at the commencement date of the lease. Operating leases are included in operating lease ROU assets, current liabilities, and long-term operating lease liabilities on the balance sheet. Finance leases are included in property and equipment, current liabilities, and long-term financing lease liabilities on the balance sheet.

A ROU asset is measured at the commencement date at the amount of the initially measured liability plus any lease payments made to the lessor before or after commencement date, minus any lease incentives received, plus any initial direct costs. Unless impaired, the ROU asset is subsequently measured throughout the lease term at the amount of the lease liability (that is the present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued lease payments), less the unamortized balance of lease incentives received. Lease cost for lease payments is recognized on a straight-line basis over the lease term. Finance lease ROU assets are amortized on a straight-line basis over the shorter of the lease term or the remaining useful life of the asset.

The Company has elected for all underlying classes of assets, to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less, but greater than 1 month at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease cost associated with its short-term leases on a straight-line basis over the lease term.

Leases - Lessor

The Company classifies its leases at inception as operating, direct financing, or sales-type leases. Direct financing and sales-type leases meet certain criteria that have the economic characteristics of transferring ownership of the underlying asset and are accounted for similar to financing arrangements. For sales-type leases, selling profit is recognized immediately at lease commencement. Selling profit on a direct financing lease is deferred and amortized over the lease term, and a selling loss is recognized at lease commencement. Interest income on the net investment in leases is recognized as direct financing and sales-type lease revenue over the lease term in a manner that produces a constant rate of return on the net investment in the lease. A lease is classified as an operating lease if it does not qualify as a sales-type or direct financing lease.

The net investment in leases is recorded in the financial statements net of an allowance for credit losses. The allowance for credit losses is recorded upon the initial recognition of the net investment in the lease based on the Company’s estimate of expected credit losses over the lease term. The allowance reflects the Company’s estimate of lessee default probabilities and loss given default percentages. When determining the credit loss allowance, the Company considers relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the net investment in the lease. The allowance also considers potential losses due to non-credit risk related to unguaranteed residual values. A provision for credit losses, is recorded as a component of operating expenses in our statements of income to adjust the allowance for changes to management’s estimate of expected credit losses.

Loan fees

The Company has loan fees on certain notes payable and is currently amortizing those closing costs over the term of the related notes payable.

Income Taxes

No provision for income taxes is shown in the financial statements because the entity is taxed as an S-corporation. A such, taxable income or loss passes directly to the shareholders.

The Company files income tax returns in various U.S. federal, state, and local jurisdictions, and is generally no longer subject to income tax examinations for years before 2020.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per insured bank, for each account ownership category. At September 30, 2025 and December 31, 2024, there were no balances in excess of FDIC-insured limits.

Shipping and Handling Costs

Shipping and handling costs associated with outbound freight after control over the product has transferred to the customer are accounted for as fulfillment costs and are included in cost of sales.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to use estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could differ from those estimates.

Subsequent Events

In September 2025, all of the Company’s stockholders entered into a stock purchase agreement (“SPA”) to sell all outstanding shares to Barfresh Food Group Inc. (“Barfresh”). The transaction contemplated by the SPA (the “Transaction”) closed on October 3, 2025. The Transaction and related agreements impacted the Company’s debt obligations and commitments as described in Notes 5 and 9.

The Company performed subsequent events procedures through December 3, 2025, the date financial statements were available to be issued. The Company has not evaluated any subsequent events after this date related to these financial statements.

NOTE 2 - REVENUE

Performance Obligations

For bulk fluid milk and all other dairy products provided to the customer, the company considers these to have a single performance obligation with the transfer of control deemed to occur at a point in time. The principal term of sale is FOB Shipping Point or Delivery as specified in the particular contract. Upon fulfillment of the customer order, the Company invoices the customer and payment terms are generally due within 14 days.

Variable Consideration

The nature of the business gives rise to variable consideration, including rebates, allowances, and discounts that generally decrease the transaction price which reduces revenue. These variable amounts are generally credited to the customer, based on achieving certain levels of sales activity, product returns, or price concessions.

Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends.

NOTE 3 - INVENTORY

Inventory consists of the following:

	September 30,	December 31,
	2025	2024
Raw milk	$23,527	$81,124
Ingredients	102,279	129,137
Packing material	112,875	267,442
Store merchandise	-	37,229
Reserve for obsolescence	(56,153)	(61,834)

	$182,528	$453,098

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30,	December 31,
	2025	2024
Land	$357,368	$357,367
Buildings and improvements	1,865,258	1,865,258
Machinery and equipment	2,409,828	2,379,320
Office equipment and software	74,793	74,793
Vehicles	112,743	437,642
Construction in process	3,891,007	1,975,676
	6,928,913	7,090,056
Accumulated depreciation	(1,840,636)	(1,906,220)

	$6,870,361	$5,183,836

NOTE 5 - DEBT

Revolving Line of Credit

The Company has a $1,200,000 revolving line of credit (the “Revolver”), of which $800,000 and $905,995 was used at September 30, 2025 and December 31, 2024. The Revolver carries an effective interest rate of 7.35% and 7.50% at September 30, 2025 and December 31, 2024, respectively. Bank advances are payable on demand with interest at a variable rate, with a floor of 4.5%, and are secured by all business assets and personal guarantees by the stockholders. The loan is due on demand and has no expiration date. Balances outstanding under the Revolver were repaid by Barfresh and the credit facility was closed in association with the close of the Transaction, as further described below under the caption “Restrictive Covenants and Forbearance Agreement”.

In October 2025, the Company secured receivables financing of $1,200,000 (the “Facility”). Under the Facility, the Company may borrow up to 90% of eligible customer account balances. Amounts outstanding bear interest at a rate prime plus 1.2% and collateral fees of 0.15% and are secured by accounts receivable and inventory. The Facility has a one-year term, and renews automatically, unless notice is given or received.

Long-term Debt

The Company’s long-term debt consists of the following:

	September 30,	December 31,
	2025	2024

Note payable to former stockholder in monthly payments of $2,831, including interest at 4% until December 2027.	$-	$95,888
Note payable to former stockholder in monthly payments of $4,718, including interest at 4% until December 2027.	121,636	159,813
Stockholder advances.	800,000	-
Equipment Note payable to bank in monthly installments of interest only until March 2025 and then monthly installments of $20,716 including interest at 6.85% until March 2034 and secured by all business assets and personal guarantees of the stockholders.	506,515	664,581
Mortgage Note payable to bank in monthly installments of interest only until March 2025 and then monthly installments of $21,951 including interest at 6.85% with a balloon payment due March 2033 and secured by real property and personal guarantees of the stockholders.	2,189,072	2,243,036
	3,617,223	3,163,318
Current portion	(3,548,301)	(2,989,471)
Long-term portion	$68,922	$173,847

Note Payable to Former Stockholder

Upon closing of the Transaction, one-half of the note payable to a former stockholder was forgiven. The terms of the remaining balance were modified to require quarterly payments in either cash or Barfresh shares, at Barfresh’s election, commencing no later than six months from the date the Transaction closed, with full repayment due no later than one year after the close of the Transaction.

Stockholder Advances

The Company’s shareholders made advances from time to time to support working capital requirements. Concurrent with the close of the Transaction, the advances were formalized and Barfresh assumed joint and several liability for the obligations. The Company and Barfresh issued notes in the aggregate principal amount of $800,000 to the selling shareholders, which consist of $400,000 of debt previously owed by Arps (the “Existing Loans” and $400,000 representing advances used to reduce the outstanding balance of the revolving line of credit to $800,000 (the “New Advances”). The Existing Loans are non-interest bearing, mature on April 3, 2026 and may be convertible into shares of Barfresh’s common stock at the option of Barfresh. If the New Advances are not paid by January 3, 2026, interest shall accrue at the rate of 7% per annum from October 3, 2025 through the April 3, 2026 maturity date.

Restrictive Covenants and Forbearance Agreement

The note agreements with the bank specify the Company maintain a certain financial covenant as described below:

Maintain debt service coverage ratio in excess of 1.2 to 1.0.

At December 31, 2024, the Company was in violation of the loan covenant and did not receive a waiver from the bank. Consequently, the associated bank debt is classified as current.

In association with and contingent upon the closing of the Transaction, Barfresh and the Company entered into a Forbearance and Loan Modification Agreement (the “Forbearance”) with the bank with respect to the Mortgage Note. As a result of the Forbearance, the bank agreed that it will not exercise its legal or contractual rights and remedies against the Company, collateral or the guarantors through January 1, 2026. Additionally, the bank consented to the sale and transfer of ownership of the Company to Barfresh and required Barfresh to become a guarantor of the Mortgage Note on a joint and several basis with the former stockholders. The Forbearance obligated the Company to repay the Revolver and the Equipment Note. The repayment obligations were satisfied by Barfresh as a condition of the Transaction. The Company paid loan modifications and legal fees of approximately $25,000 for the Forbearance.

Maturities of Long-Term Debt

Maturities of long-term debt, considering the Transaction and Forbearance are as follows:

Year Ending	Payable in	Payable in
December 31,	Cash	Cash or Barfresh Stock
2025 (3 months)	$2,602,054	$-
2026	400,000	460,818
	$3,002,054	$460,818

Capitalized Interest

The Company capitalized $90,277 and $12,595, respectively, of interest during the nine-months ended September 30, 2025 and 2024 related to construction in progress.

NOTE 6 - CONCENTRATIONS

Sales to two customers for the nine months ended September 30, 2025 and 2024 account for approximately 86% and 74% of total sales, respectively. The Company grants credit primarily to customers who are wholesaling or retailing dairy products. At September 30, 2025, $989,078 of accounts receivable - trade was due from two customers. At December 31, 2024, $1,212,670 of accounts receivable - trade was due from one customer.

NOTE 7 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	Nine months ended	Nine months ended
	September 30,	September 30,
	2025	2024
Interest paid	$218,197	$68,344

The Company incurred $1,782,000 in unpaid construction liabilities during the nine-months ended September 30, 2025 for building improvements included in construction in progress as of September 30, 2025 (Note 9).

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company is related to various businesses through common ownership and/or management. The financial transactions between the Company and its related parties are summarized as follows:

Financial	Nine months ended	Nine months ended
Statement	September 30,	September 30,
Classification	2025	2024

Cost of sales	$4,016,918	$4,088,310
Selling, general and administrative (professional fees)	20,450	18,139

	September 30, 2025	December 31, 2024
Accounts payable	$218,686	$258,415

Stockholder advances of $800,000 were made in 2025 to reduce the outstanding balance of the line of credit in association with the Transaction. See Note 5.

NOTE 9 - COMMITMENTS

The Company has committed to building improvements, a building expansion and equipment purchases. At September 30, 2025, the Company incurred $3,706,000 of a total estimated cost of $5,746,000, $1,782,000 of which was due to the construction contractor. The anticipated in-service dates are in 2026. In conjunction with the Transaction, the contractor agreed to forebear from filing a mechanics lien against the building for sixty days after the Transaction closes. Additionally, Barfresh and the contractor agreed that if any portion of the balance remains outstanding it will accrue interest at 8% per annum from day sixty-one until repayment is received.

NOTE 10 - CONTINGENCIES

The Company has a contingent liability related to the demolition of its current building after it moves into a new building. The Company has been awarded a grant to pay for the demolition, which expires on December 31, 2026 in accordance with the third amendment to the grant agreement executed on October 20, 2025. No liability is currently recorded.

NOTE 11 - LEASES

Lessee disclosure

During 2023, the Company sold its manufacturing facility and purchased a different facility. Immediately after that transaction, the Company entered into a lease at under market value until its new facility is completed. The lease term was initially for 18 months and the lease was classified as an operating lease. A right to use asset was recorded at the time of sale and no cash was paid for the lease. The lease was extended until September 30, 2026 to permit the completion of the new facility.

The components of lease cost and income statement caption allocation are as follows:

	Nine months ended	Nine months ended
	September 30,	September 30,
	2025	2024
Operating lease cost:
Cost of sales	$-	$135,000

Lessor disclosure

The Company leases a portion of its manufacturing and office building. The initial lease term was 18 months, but was extended until September 30, 2026 to permit the completion of the new facility.

Leased property subject to operating leases includes:

	September 30,	December 31,
	2025	2024
Buildings	$1,865,258	$1,865,258

Less accumulated depreciation	(66,421)	$(31,142)

	$1,798,837	$1,834,116

Depreciation expense for leased property subject to operating leases is provided on the straight-line method over the estimated useful life of the property in amounts necessary to reduce the assets to their estimated residual values. Estimated and actual residual values are reviewed on a regular basis to determine that depreciation amounts are appropriate. Depreciation expense relating to leased property subject to operating leases was $35,279 and $19,345 for the nine months ended September 30, 2025 and 2024.

The following table sets forth the lease income recognized on operating leases:

	Nine months ended	Nine months ended
	September 30,	September 30,
	2025	2024
Lease income relating to lease payments	$-	$90,396

Revenue from operating leases is included in rental income on the statements of income.

NOTE 12 - GOING CONCERN

Substantial doubt over the Company’s ability to continue as a going concern was raised due to the violation of the Company’s bank covenant, resulting in a working capital deficit of $5,567,060 as of September 30, 2025.

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